Exhibit 10.18

Execution Version

SECOND AMENDMENT TO

SHARE SUBSCRIPTION AGREEMENT

(PNK DEVELOPMENT 18, LLC)

This SECOND AMENDMENT TO THE SHARE SUBSCRIPTION AGREEMENT (this “Amendment”), dated as of May 24, 2013, is by and among Asian Coast Development (Canada) Ltd. (“ACDL”), a British Columbia company and PNK Development 18, LLC (“Pinnacle”), a Delaware limited liability company, and is being entered into in order to amend the Subscription Agreement dated as of May 25, 2011, as amended on December 6, 2012, entered into by ACDL and Pinnacle (the “Subscription Agreement”). Capitalized terms used but not otherwise defined in this Amendment shall have the meanings set forth or referenced in the Subscription Agreement.

RECITALS

WHEREAS, ACDL, Harbinger II S.à r.l., Credit Distressed Blue Line Master Fund, Ltd. and Pinnacle (collectively, the “Loan Parties”), among others, entered into a loan agreement dated May 24, 2013 (the “Loan Agreement”);

WHEREAS, in consideration for entering into the Loan Agreement, ACDL has agreed to issue certain warrants to the Loan Parties upon making loan advances (the “May 2013 Minimum Warrants”) and certain additional warrants to the Loan Parties upon completion of the conversion of ACDL’s Series V Special Shares and Class VI Preferred Shares (the “May 2013 Primary Warrants”); and

WHEREAS, ACDL and Pinnacle wish to amend the Subscription Agreement to reflect the issuance of the May 2013 Minimum Warrants and the May 2013 Primary Warrants.

NOW, THEREFORE, in consideration of the mutual premises and covenants set forth herein, the parties hereto agree as follows:

1.	Amendment to Section 1.1 of the Subscription Agreement.

(a)	The following definition is added to section 1.1 of the Subscription Agreement in the appropriate alphabetical order:

““May 2013 Minimum Warrants” has the meaning ascribed thereto in the Shareholders Agreement;”

““May 2013 Primary Warrants” has the meaning ascribed thereto in the Shareholders Agreement;”

(b)	The definition of “Shareholders Agreement” in section 1.1 of the Subscription Agreement is hereby deleted in its entirety and replaced with the following language:

““Shareholders Agreement” means the Shareholders Agreement dated as of August 8, 2011, entered into among ACDL, Pinnacle and the Harbinger Parties, as amended and supplemented from time to time, including, without limitation, amendments reflected in the Second Amended and Restated Shareholders Agreement dated as of December 6, 2012, entered into among ACDL, Pinnacle, PNK Development 31, LLC, the Harbinger Parties and Harbinger China Dragon Intermediate Fund, L.P. and the Third Amended and Restated Shareholders Agreement dated as of May 24, 2013, entered into among ACDL, Pinnacle, PNK Development 31, LLC, the Harbinger Parties and Harbinger China Dragon Intermediate Fund, L.P.;”

2. Applicability of Fully Diluted Basis. The parties acknowledge and agree that the use of the term “Fully Diluted Basis” in section 3.6(b) of the Subscription Agreement shall for all purposes be read to exclude the May 2013 Minimum Warrants and any May 2013 Primary Warrants which are outstanding but not yet exercisable on the date of any relevant determination.

3. Governing Law; Venue. This Amendment shall be governed by and construed and enforced in accordance with the laws of the Province of British Columbia and the federal laws of Canada applicable therein without regard to any conflict of law principles thereof that would result in the application of the laws of any other jurisdiction. Each of the parties hereto agrees that any action or proceeding arising out of or relating to this Amendment must be instituted in the Courts of the Province of British Columbia, waives any objection which it may have now or later to the venue of that action or proceeding, irrevocably and unconditionally submits to the exclusive jurisdiction of those Courts in that action or proceeding and agrees to be bound by any final judgment of those Courts.

4. Agreement Remains in Effect. The parties agree that the Subscription Agreement, as amended by this Amendment, remains in full force and effect.

5. Counterparts. This Amendment may be executed by facsimile or other electronic transmission and in as many counterparts as are necessary, each of which shall be deemed to be an original, and shall be binding on each party when each party hereto has signed and delivered one such counterpart. When a counterpart of this Amendment has been executed by each party, all counterparts together shall constitute one agreement.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF the parties, intending to be legally bound, have executed and delivered this Amendment as of the date first referenced above.

ASIAN COAST DEVELOPMENT (CANADA) LTD.		PNK DEVELOPMENT 18, LLC

Per:	/s/ Stephen Shoemaker	Per:	/s/ Carlos A. Ruisanchez
Name:	Stephen Shoemaker	Name:	C. Ruisanchez
Title:	Chief Financial Officer	Title:	CFO & Treasurer

[Signature Page to Second Amendment to 2011 Pinnacle Subscription Agreement]